Exhibit 23.3


                        KPMG AUDIT PLC                  Tel +44 (0) 20 7311 5077
                        TRANSACTION SERVICES            Fax +44 (0) 20 7311 3311
                        Canary Wharf (9th Floor)        DX 38050 Blackfriars
                        1 Canada Square
                        London E14 5AG
                        United Kingdom


The Directors
Permanent Financing (No. 6) PLC
Blackwell House
Guildhall Yard                    Our ref jdd/lg/263
London
EC2V 5AE


3 November 2004




Dear Sirs

PROPOSED ISSUE OF NOTES BY PERMANENT FINANCING (NO. 6) PLC

We consent to the use in the Registration  Statement of Permanent Financing (No.
6) PLC and Permanent Funding (No. 1) Limited on Form S-11, filed on 3 November 2004, of our report on Permanent Financing (No. 6) PLC dated 3 November 2004 and our report on Permanent Funding (No. 1) Limited dated 3 March 2004 appearing in the preliminary prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the preliminary prospectus dated 3 November 2004. Our report on Permanent Funding (No. 1) Limited refers to the restatement of certain US GAAP cash flow information for the period ended 31 December 2002.

We attach as Appendix P1 a copy of the preliminary prospectus initialled by us for the purpose of identification.

Yours faithfully

/s/KPMG Audit Plc


KPMG Audit Plc

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
KPMG Audit Plc, a company incorporated under the UK
Companies Acts, is a member of KPMG International, a     Registered in England No 3110745
Swiss cooperative                                        Registered office: 8 Salisbury Square, London EC4Y 8BB
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